Exhibit 99.1

CONTACT Intervoice, Inc. Corbin Baumel + 1 (972) 454-8737 24-06	FOR IMMEDIATE RELEASE
Intervoice Announces Results for the First Quarter of Fiscal 2007
Solutions Backlog Increases 22% Sequentially to $41.2 Million
DALLAS — June 22, 2006 — Intervoice, Inc. (NASDAQ: INTV) today reported revenues of $45.7 million for its first fiscal quarter ended May 31, 2006, up 12.6 percent from $40.5 million of revenues posted in the prior quarter and 5.6 percent from $43.3 million of revenues recorded in the same quarter of the prior year. Current quarter net loss of $0.4 million, or $0.01 per share, declined from net income of $4.3 million, or $0.11 per share from the prior quarter, and $3.9 million, or $0.10 per share in the same quarter of the prior year.
Effective March 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS 123R). The impact of this adoption was an increase in the Company’s first quarter operating costs of $1.3 million related to non-cash stock compensation expenses. Of this amount, $0.3 million is reflected in cost of goods sold, $0.1 million is included in research and development expenses, and $0.9 million is reflected in selling, general and administrative expenses.
The Company’s solutions backlog of $41.2 million at May 31, 2006 was up 22 percent from $33.9 million at the end of the fourth quarter of fiscal 2006, and up 45 percent from the same quarter of the prior year. The backlog for voice automation solution sales in North America was up 50 percent sequentially to $26.3 million.
“During the quarter, we have seen positive momentum build within our sales channels. I am very excited about increases in our solutions and managed services bookings,” said Bob Ritchey, Intervoice President and CEO. “Our new innovative products and services are driving our success as we continue to manage the transition to a converged voice and data market. We believe the Company’s long-term outlook continues to be favorable and I currently believe revenues for the second quarter of fiscal 2007 will be in the $44 million to $49 million range. I look forward to discussing details of our first fiscal quarter and outlook for the future in tomorrow’s conference call with investors.”

“After a challenging year, I am pleased that the Company posted a nice increase in revenues during the quarter,” said Craig Holmes, the Company’s Executive Vice President and Chief Financial Officer. “I am encouraged by the uplift in our solutions backlog and I continue to believe our financial strength and strong customer base provide a solid foundation for future growth.”
The Company incurred approximately $0.7 million of expenses in the first fiscal quarter relating to acquisition intangible amortization charges and restructuring expenses for severance in connection with organizational changes, down from $2.3 million in the fourth quarter. In the first quarter, approximately $0.1 million was recorded in selling, general and administrative expenses and $0.6 million is reflected as amortization of acquisition related intangible assets.
The Company has scheduled a conference call for 9:00 a.m. Central Time on Friday June 23, 2006, to discuss its first fiscal quarter results and its outlook for the future. To participate in the call, dial (719) 457-2693. The conference call confirmation code is 4605040. A webcast and replay of the call will be available at the Company’s Web site: www.intervoice.com.
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward–looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.
About Intervoice
Intervoice, Inc. (NASDAQ: INTV) provides leading enterprises and network operators with the Intervoice Solutions Framework, including the platform, software, applications and services necessary to optimize the customer experience through the delivery of voice automation solutions. Intervoice Media Exchange, the open, standards-based multi-media platform, offers unparalleled flexibility for advanced multi-media messaging, portal, IVR and payment applications. The

Company is focused on the enterprise and network markets, providing solutions that improve operational efficiencies, drive revenue and increase customer satisfaction and loyalty. Building on more than 20 years of systems integration and service delivery experience, the Professional Services Agility Suite from Intervoice is designed to provide proven best practices toward design, implementation, and optimization of voice applications. Intervoice systems have been proven in more than 23,000 implementations worldwide at companies across a variety of industries. A Microsoft Certified Partner and Certified Partner for Learning Solutions, Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, Africa and Asia-Pacific. For more information, visit www.intervoice.com.
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INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS

	(In Thousands, Except Share and Per Share Data)
ASSETS	May 31, 2006	February 28, 2006
	(Unaudited)
Current Assets
Cash and cash equivalents	$41,462	$42,076
Trade accounts receivable, net of allowance for doubtful accounts of $2,363 in fiscal 2007 and $1,701 in fiscal 2006	25,623	25,745
Inventory	10,237	9,439
Prepaid expenses and other current assets	4,789	4,406
Deferred income taxes	3,047	3,047

	85,158	84,713

Property and Equipment, net of accumulated depreciation of $61,245 in fiscal 2007 and $59,002 in fiscal 2006	31,382	28,893

Other Assets
Intangible assets, net of accumulated amortization of $17,959 in fiscal 2007 and $17,343 in fiscal 2006	9,668	10,284
Goodwill	32,461	32,461
Long term deferred income taxes	1,718	1,330
Other assets	484	454

	$160,871	$158,135

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$10,813	$10,154
Accrued expenses	14,494	15,176
Customer deposits	5,437	6,157
Deferred income	33,818	32,172
Income taxes payable	(136)	484
Deferred income taxes	692	270

	65,118	64,413

Stockholders’ Equity
Preferred stock, $100 par value—2,000,000 shares authorized: none issued
Common stock, no par value, at nominal assigned value—62,000,000 shares authorized: 38,519,536 issued and outstanding in fiscal 2007 and 38,470,087 issued and outstanding in fiscal 2006	19	19
Additional capital	93,580	92,050
Retained earnings	3,153	3,558
Accumulated other comprehensive loss	(999)	(1,905)

	95,753	93,722

	$160,871	$158,135

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	(In Thousands, Except Per Share Data)
	Three Months Ended
	May 31, 2006	May 31, 2005
Sales
Solutions	$19,469	$21,370
Recurring services	26,199	21,893

	45,668	43,263

Cost of goods sold
Solutions	12,304	12,804
Recurring services	7,474	6,112

	19,778	18,916

Gross margin
Solutions	7,165	8,566
Recurring services	18,725	15,781

	25,890	24,347

Research and development expenses	5,782	4,195
Selling, general and administrative expenses	20,800	15,433
Amortization of acquisition related intangible assets	581	252

Income from operations	(1,273)	4,467

Interest income	499	497
Interest expense	—	(25)
Other income (expense)	207	126

Income before taxes	(567)	5,065
Income taxes (benefit)	(162)	1,146

Net income	$(405)	$3,919

Net income per share — basic	$(0.01)	$0.10

Shares used in basic per share computation	38,504	37,530

Net income per share — diluted	$(0.01)	$0.10

Shares used in diluted per share computation	38,504	39,103

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	(In Thousands)
	Three Months Ended
	May 31, 2006	May 31, 2005
Operating activities
Net income	$(405)	$3,919
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,678	1,722
Stock compensation expense	1,339	—
Non-cash compensation – restricted stock units	42	—
Other changes in operating activities	373	(2,669)

Net cash provided by operating activities	4,027	2,972

Investing activities
Purchases of property and equipment	(4,407)	(3,132)
Purchase of Edify Corporation	(836)	—
Other	—	(300)

Net cash used in investing activities	(5,243)	(3,432)

Financing activities
Paydown of debt	—	(1,733)
Exercise of stock options	149	1,493
Exercise of warrants	—	2,500

Net cash provided by financing activities	149	2,260

Effect of exchange rates on cash	453	(626)

Increase in cash and cash equivalents	(614)	1,174

Cash and cash equivalents, beginning of period	42,076	60,242

Cash and cash equivalents, end of period	$41,462	$61,416

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
(In Thousands, Except Share Data)

					Accumulated Other
	Common Stock		Additional	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Loss	Total

Balance at February 28, 2006	38,470,087	$19	$92,050	$3,558	$(1,905)	$93,722

Net income	—	—	—	(405)	—	(405)

Foreign currency translation adjustment	—	—	—	—	906	906

Comprehensive income						501

Exercise of stock options	49,449	—	149	—	—	149

Non-cash compensation	—	—	1,381	—	—	1,381

Balance at May 31, 2006	38,519,536	$19	$93,580	$3,153	$(999)	$95,753

INTERVOICE, INC.
REVENUES BY PRODUCT AND GEOGRAPHY
FOR THE QUARTER ENDED MAY 31, 2006
(Unaudited)
(In thousands)

	North		Rest of
	America		World		Total

Solutions	$8,222	42.2%	$11,247	57.8%	$19,469	100.0%
Customer and Software Support	15,409	76.3%	4,776	23.7%	20,185	100.0%
Managed Services	3,410	56.7%	2,604	43.3%	6,014	100.0%

Total Sales	$27,041	59.2%	$18,627	40.8%	$45,668	100.0%

Voice Automation/IVR					$12,723	27.9%
Network Portal					1,021	2.2%
Messaging					3,718	8.1%
Payment					2,007	4.4%

Total Solutions					19,469	42.6%

Customer and Software Support					20,185	44.2%
Managed Services					6,014	13.2%

Total Recurring Services					26,199	57.4%

Total Sales					$45,668	100.0%